UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 16, 2014

_________________________

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 16, 2014, BPZ Resources, Inc. (“the Company”) announced that the it had entered into a privately-negotiated agreement under which it will retire $26.0 million in aggregate principal of the Company's outstanding 6.50% Convertible Senior Notes due March 2015 ("2015 Notes"), in exchange for its issuance of $25.0 million in aggregate principal of new 8.50% Convertible Senior Notes due October 2017 ("2017 Notes").

Indenture

The Company issued the 2017 Notes under an indenture (the “Indenture”) between the Company and Wells Fargo, National Association, as trustee. See Form 8-K, Item 1.01 and Exhibit 4.1, filed on September 25, 2013 for information on the Indenture.

The 2017 Notes bear interest at a rate of 8.50% per annum, payable semi-annually, in arrears, on April 1 and October 1 of each year. The 2017 Notes will mature on October 1, 2017, unless earlier converted or repurchased by the Company. The 2017 Notes will be convertible by holders under certain circumstances and during certain periods into shares of the Company’s common stock at an initial conversion rate of 249.5866 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $4.01 per share of common stock, subject to adjustment. Upon conversion, holders will receive, at the Company’s discretion, cash, shares of the Company’s stock, or a combination thereof.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report with respect to the 2017 Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 7.01.   Regulation FD Disclosure.

On April 16, 2014, the Company issued a press release announcing that it had entered into a privately-negotiated agreement under which it will retire $26.0 million in aggregate principal of the Company's outstanding 2015 Notes, in exchange for its issuance of $25.0 million in aggregate principal of 2017 Notes. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated April 16, 2014, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: April 18, 2014	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated April 16, 2014, and furnished with this report.

4